Exhibit 99.1

Anzu Special Acquisition Corp I Announces Adjournment of Special Meeting of Stockholders and

Entry into Excise Tax Insurance Agreement

Tampa, Florida — February 21, 2023 — Anzu Special Acquisition Corp I (the “Company”) (NASDAQ: “ANZU,” “ANZUU” and “ANZUWS”), announced today that it reconvened and then adjourned, without conducting any other business, the Company’s previously adjourned special meeting of stockholders (the “Special Meeting”) held on February 21, 2023. The Special Meeting has been adjourned until 9:30 a.m., Eastern time, on February 28, 2023 (the “Adjourned Special Meeting”).

The Company also announced today that it has signed an agreement with a rated insurance agency to cover any federal excise tax liability imposed under the Inflation Reduction Act of 2022 in connection with redemptions of the Company’s shares only in the event of a liquidation of the Company in calendar year 2023 (the “Insurance Agreement”). The effectiveness of the Insurance Agreement is conditioned upon the approval of the Extension Amendment Proposal (as defined below). For additional information, see the amendment and supplement to the Company’s proxy statement, which was filed by the Company with the Securities and Exchange Commission (the “SEC”) on February 21, 2023.

The Adjourned Special Meeting will be held virtually via live webcast at https://web.lumiagm.com/274911563. The record date remains the close of business, Eastern Time, on January 17, 2023.

At the Adjourned Special Meeting, stockholders will be asked to vote on a proposal to amend the Company’s amended and restated certificate of incorporation to extend the date by which the Company must consummate an initial business combination from March 4, 2023 to September 30, 2023 or such earlier date as determined by the Company’s board of directors (the “Extension Amendment Proposal”). The Extension Amendment Proposal is described in detail in the Company’s proxy statement related to the Special Meeting (the “Extension Proxy Statement”), which was filed with the SEC on January 20, 2023.

Stockholders may withdraw redemptions with the Company’s consent at any time until the vote is taken with respect to the Extension Amendment Proposal. Stockholders may request to reverse their redemption by contacting the Company’s transfer agent, American Stock Transfer & Trust Company, at 48 Wall Street, 22nd Floor, New York, New York 10005, Attn: Felix Orihuela (e-mail: spacsupport@astfinancial.com).

Stockholders who have already voted and do not wish to change their vote do not need to vote again. If you have any questions or need any assistance voting, please contact the Company’s proxy solicitor Morrow Sodali LLC by email at Anzu.info@investor.morrowsodali.com or phone at (800) 662-5200.

About Anzu Special Acquisition Corp I

The Company is a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. The Company intends to focus on high-quality businesses with transformative technologies for industrial applications. Additional information on Anzu Special Acquisition Corp I is available at https://anzuspac.com/.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-Looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward-looking. Such statements may include, but are not limited to, statements regarding the anticipated timing of the Adjourned Special Meeting and the Company’s initial business combination and the Company’s potential excise tax liability. The forward-looking statements contained in this press release reflect the Company’s current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause its actual results to differ significantly from those expressed in any forward-looking statement. The Company does not guarantee that the transactions and events described will happen as described (or that they will happen at all). These forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, changes in domestic and foreign business, market, financial, political, and legal conditions; the failure of the Company to obtain the requisite approvals for the Extension Amendment Proposal; the amount of redemptions by the Company’s public stockholders in connection with the Adjourned Special Meeting and an initial business combination; the inability of the parties to enter into a definitive agreement relating to an initial business combination on the timeline discussed or at all; the inability of the parties to successfully or timely consummate an initial business combination, including the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of an initial business combination or that the approval of stockholders is not obtained; failure to realize the anticipated benefits of an initial business combination; and other risks and uncertainties set forth in the section entitled “Risk Factors” in the Extension Proxy Statement, in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the SEC on March 31, 2022 and in other reports the Company files with the SEC. If any of these risks materialize or the Company’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. While forward-looking statements reflect the Company’s good faith beliefs, they are not guarantees of future performance. The Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes after the date of this press release, except as required by applicable law. You should not place undue reliance on any forward-looking statements, which are based only on information currently available to the Company.

Contacts

Kalyn Kolek, kos@anzupartners.com